UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2014

Compuware Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-20900

Michigan	38-2007430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Campus Martius, Detroit, Michigan	48226-5099
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (313) 227-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 8, 2014, at a special meeting (the “Special Meeting”) of shareholders of Compuware Corporation (the “Company”), the Company’s shareholders approved the proposal to adopt the Agreement and Plan of Merger, dated as of September 2, 2014 (the “Merger Agreement”), by and among the Company, Project Copper Holdings, LLC, a Delaware limited liability company (“Parent”), and Project Copper Merger Corp., a Michigan corporation and a direct wholly owned subsidiary of Parent (“Acquisition Sub”), providing for the merger of Acquisition Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Acquisition Sub are beneficially owned by affiliates of Thoma Bravo, LLC. At the Special Meeting, the Company’s shareholders also approved, by non-binding, advisory vote, compensation that will or may become payable by the Company to its named executive officers in connection with the Merger. Finally, the proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there were insufficient votes to adopt the Merger Agreement at the time of the Special Meeting was not submitted for a vote.

The approval to adopt the Merger Agreement required the affirmative vote of the holders of at least a majority of the shares of the outstanding shares of the Company’s common stock as of the close of business on October 27, 2014, the record date for the Special Meeting. Approval, by non-binding, advisory vote, of compensation that will or may become payable by the Company to its named executive officers in connection with the Merger required the affirmative vote of a majority of those shares of common stock represented in person or by proxy and voting on the proposal. The vote to approve such compensation was advisory only and the result is not binding on the Company or Parent and is not a condition to completion of the Merger.

The issued and outstanding shares of stock of the Company entitled to vote at the Special Meeting consisted of 220,851,283 shares of the Company’s common stock, of which 170,719,063 shares, or approximately 77.3% of the issued and outstanding shares, were represented either in person or by proxy. The final voting results with respect to each proposal are set forth below.

Proposal 1: Approval and Adoption of the Agreement and Plan of Merger

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
169,858,977	630,308	229,778	0

Proposal 2: Advisory Vote to Approve Executive Compensation

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
154,976,243	3,495,343	12,247,477	0

Item 8.01	Other Events.

On December 8, 2014, the Company issued a press release announcing the results of the Special Meeting, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated December 8, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUWARE CORPORATION

Dated: December 8, 2014	/s/Joseph R. Angileri
	Name:	Joseph R. Angileri
	Title:	Chief Financial Officer